UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

Fortress Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35366 (Commission File Number)	20-5157386 (I.R.S. Employer Identification No.)

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 652-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FBIO	Nasdaq Capital Market
9.375% Series A Cumulative Redeemable Perpetual Preferred Stock	FBIOP	Nasdaq Capital Market

Item 1.01  Entry into a Material Definitive Agreement.

On December 14, 2022, Fortress Biotech, Inc. (the “Company”) entered into an indemnification agreement (the “Indemnification Agreement”) with Lucy Lu, M.D., substantially similar to the Company’s standard form of officer and director indemnification agreement. The Indemnification Agreement provides for the indemnification of directors to the fullest extent permitted by Delaware law and the Company’s Bylaws for claims brought against them relating to their service on behalf of the Company, the advancement of expenses in connection with any such claim, and the process for seeking indemnification and the advancement of expenses. The form of Indemnification Agreement between Ms. Lu and the Company is attached as Exhibit 10.1 to this report and is incorporated by reference to this Item 1.01, and the foregoing description is qualified in its entirety by the provisions of the form of the Indemnification Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2022, the Board of Directors (the “Board”) of the “Company elected Lucy Lu, M.D. as a new member of the Board.

Dr. Lu previously served as the Executive Vice President and Chief Financial Officer of the Company from February 2012 to June 2017 and the President and Chief Executive Officer of the Company’s subsidiary Avenue Therapeutics, Inc. (“Avenue”) from July 2017 until March 2022. Prior to working in the biotech industry, Dr. Lu had 10 years of experience in healthcare-related equity research and investment banking. Additionally, Dr. Lu has served as a member of the Board of Directors of Veru, Inc. since 2021, a position she also held from 2016 to 2018, and has served as a member of the Board of Directors of Iventiva Healthcare Limited since 2018. From February 2007 through January 2012, Dr. Lu was a senior biotechnology equity analyst with Citigroup Investment Research. From 2004 until joining Citigroup, she was with First Albany Capital, serving as Vice President from April 2004 until becoming a Principal of the firm in February 2006. Dr. Lu holds an M.D. degree from the New York University School of Medicine and an M.B.A. from the Leonard N. Stern School of Business at New York University. Dr. Lu obtained a B.A. from the University of Tennessee’s College of Arts and Science.

There were no arrangements or understandings between Ms. Lu and any other person pursuant to which she was elected as a director. Ms. Lu will receive compensation based on the same policies as the Company’s other non-employee directors, which are described in the Company’s definitive proxy statement filed with the SEC on May 2, 2022. In her role as Chief Executive Officer of Avenue, Ms. Lu received $1,082,129 in total compensation in 2021 and $1,052,962.17 in 2022. A press release related to Dr. Lu’s appointment is attached as Exhibit 99.1 to this report and is incorporated by reference to this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description

10.1	Form of Indemnification Agreement (Lucy Lu)
99.1	Press release issued by Fortress Biotech, Inc., dated December 19, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are imbedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Biotech, Inc.
(Registrant)

Date: December 19, 2022

	By:	/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D.
Chairman, President and Chief Executive Officer